UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 13, 2011
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Commission File Number 333-170315

First Titan Corp.
(Exact name of small business issuer as specified in its charter)

Florida	27-3480481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6846 Tailfeather Way Bradenton, Florida	34204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 807-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 13, 2011 our Board of Directors appointed Robert Federowicz as Chief Executive Officer and President. Mr. Federowicz will also serve as a director. Mr. Federowicz has not been appointed to any committees of the Board as the Board does not presently have any committees.

Mr. Federowicz, age 42, brings over twenty years experience as an entrepreneur and executive in the United States and in Poland. In the early 1990s, he served as project manager and government liaison for a small private U.S. energy development company, Hart Associates, Inc., working with the Polish government to facilitate the privatization and modernization of several coal-fired power plants. In 1994, Federowicz moved to the U.S. and continued to be involved in the development of various international power projects with Coastal Power Company, a subsidiary of the Coastal Corporation. In 1999, he was appointed Chief Information Officer for Hart Energy International, where he helped lead the company's startup and growth efforts before eventually assisting in the company's multi-million dollar merger with the U.K.-based Commonwealth Development Corp.

From 2005 through 2009, Mr. Federowicz was an owner and operator of a fitness gym in Houston, Texas. During 2010, he served as an account executive for Screentek, Inc., a seller of LCD screen technology for laptop computers. From December 2010 to September 2011, Mr. Federowicz was the Chief Executive Officer of Obscene Jeans Corp., a designer and manufacturer of specialty fashion products. Mr. Federowicz is a graduate of the Warsaw School of Economics in Poland with a BBA in International Trade.

First Titan will rely on his international experience and vision as the company works to expand its business around the globe.

Mr. Federowicz does not have a written employment or other compensatory agreement with the Company. He is being paid $10,000 per month for his services to the Company.

The Company has not entered into any transactions with Mr. Federowicz described in Item 404(a) of Regulation S-K.

Mr. Federowicz was not appointed pursuant to any arrangement or understanding between Mr. Federowicz and any other person.

Additionally, on September 13, 2011 Mr. Robert Tatar resigned as our Chief Executive Officer, President and Director. He will continue to work for the Company in a capacity which has not yet been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2011	First Titan Corp.

By: /s/ Robert Federowicz
Robert Federowicz
Chief Executive Officer
Principal Financial Officer